UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2012

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, CME Group Inc. (the "Company") announced that Craig S. Donohue, the Chief Executive Officer of the Company, has informed the board of directors of the Company that he will retire from his position as CEO and from the board of directors of the Company when his contract expires on December 31, 2012.

Upon the expiration of Mr. Donohue’s contract, Phupinder S. Gill, who is currently President of the Company, will become Chief Executive Officer of the Company. Terrence A. Duffy, who is currently Executive Chairman of the Company, will become Executive Chairman and President.

Terrence A. Duffy, 53, has served as Executive Chairman since 2006, as Chairman from 2002 until 2006 and has been a member of the board of directors of Chicago Mercantile Exchange Inc. since 1995 and CME Group since 2001. He also has served as President of TDA Trading, Inc. from 1981 to 2002 and has been a member of our CME exchange since 1981.

Phupinder S. Gill, 51, has served as President since 2007. Previously he served as President and Chief Operating Officer since 2004. Mr. Gill joined the company in 1988 and has held various positions of increasing responsibility within the organization, including Managing Director and President of CME Clearing and GFX Corporation. Mr. Gill also serves as our representative on the boards of Bursa Malaysia Derivatives and Bolsa Mexicana de Valores.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

March 15, 2012	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary